Exhibit 23.1
                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS





The Board of Directors
Imergent, Inc.:


We have issued our report dated September 9, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of Imergent, Inc. (formerly Netgateway, Inc.) on Form 10-K for the year ended June 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Imergent, Inc. on Form S-8 (File No. 333-95205).


                                                     /s/ GRANT THORNTON LLP


Salt Lake City, Utah
September 9, 2003